UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2011

BankAtlantic Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-13133	65-0507804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road Ft. Lauderdale, Florida		33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 954-940-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) At the close of trading on October 14, 2011, BankAtlantic Bancorp, Inc. (the “Company”) effected its previously announced one-for-five reverse stock split (the “Reverse Split”), pursuant to which each five shares of the Company’s Class A Common Stock outstanding automatically converted into one share of Class A Common Stock, and each five shares of the Company’s Class B Common Stock outstanding automatically converted into one share of Class B Common Stock. Fractional shares resulting from the Reverse Split were rounded up to the next largest whole share. The Company’s Class A Common Stock will begin trading on a split-adjusted basis on the New York Stock Exchange upon the opening of the market on Monday, October 17, 2011, and will continue to be traded under its current ticker symbol, “BBX.” The new CUSIP number for the Company’s Class A Common Stock is 065908808. The Reverse Split has no impact on shareholders’ proportionate equity interests or voting rights in the Company or the par value of the Company’s Class A Common Stock or Class B Common Stock, which in each case will remain unchanged at $0.01 per share.

Under Florida law, the Reverse Split was effected by the Company through the filing of Articles of Amendment to the Company’s Restated Articles of Incorporation (the “Amendment”) with the Florida Department of State. The Amendment also ratably decreased the number of authorized shares of the Company’s Class A Common Stock from 125,000,000 shares to 25,000,000 shares and the number of authorized shares of the Company’s Class B Common Stock from 9,000,000 shares to 1,800,000 shares. Additionally, the Company’s Restated Articles of Incorporation previously provided that the Company’s Class A Common Stock will possess in the aggregate 53% of the total voting power of the Company’s common stock until the total number of outstanding shares of the Company’s Class B Common Stock fell below 487,613 shares, after which time the Company’s Class A Common Stock and Class B Common Stock would each be entitled to one vote per share. In connection with the Reverse Split, the Amendment ratably reduced such threshold to 97,523 shares. The number of shares of the Company’s Class A Common Stock available for issuance under the Company’s equity compensation plans and the number of shares of Class A Common Stock underlying stock options and other instruments exercisable for, or convertible into, shares of Class A Common Stock were also ratably decreased in connection with the Reverse Split.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Articles of Amendment to the Restated Articles of Incorporation of BankAtlantic Bancorp, Inc., effective as of October 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2011	BANKATLANTIC BANCORP, INC.

	By:	/s/ Valerie C. Toalson
Valerie C. Toalson
Executive Vice President - Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

3.1	Articles of Amendment to the Restated Articles of Incorporation of BankAtlantic Bancorp, Inc., effective as of October 14, 2011